     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SIERRA PACIFIC RESOURCES

             (Exact Name of Registrant as Specified in its Charter)

                          NEVADA                                                     88-0198358
     (State or Other Jurisdiction of Incorporation or                   (I.R.S. Employer Identification No.)
                       Organization)

                        P.O. BOX 30150 (6100 NEIL ROAD)
                            RENO, NEVADA 89520-3150
                                 (775) 834-3610
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                           WILLIAM E. PETERSON, ESQ.
                            SIERRA PACIFIC RESOURCES
                        P.O. BOX 30150 (6100 NEIL ROAD)
                            RENO, NEVADA 89520-3150
                                 (775) 834-5900

           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)
                         ------------------------------

                                   COPIES TO:
                            WILLIAM C. ROGERS, ESQ.
                             CHOATE, HALL & STEWART
                                53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                                 (617) 248-5000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: June 15,
1999

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF SHARES                     AMOUNT TO           AGGREGATE           AGGREGATE           AMOUNT OF
              TO BE REGISTERED                  BE REGISTERED     PRICE PER UNIT(1)   OFFERING PRICE(2)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value                     5,000,000            $35.875         $179,375,000.00        $49,866.25
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices of the common stock of Sierra Pacific Resources, as reported on the consolidated reporting system on April 28, 1999.

(2) Estimated solely for the purpose of calculating the registration fee. Based upon the proposed maximum aggregate price per unit and multiplying it by 5,000,000, the number of shares to be registered.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED APRIL 30, 1999

PROSPECTUS

                                     [LOGO]

                          COMMON STOCK INVESTMENT PLAN

    This prospectus describes the Common Stock Investment Plan of Sierra Pacific Resources. The Plan provides investors with a convenient method to purchase shares of Sierra Pacific common stock and to reinvest the cash dividends paid on the common stock.

    Shares of common stock may be purchased through the Plan by:

    - EXISTING SHAREHOLDERS, who may reinvest dividends on all of their shares of common stock for which they hold certificates issued in their own names or which are held in book-entry form in their Plan account;

    - INVESTORS WHO ARE NOT ALREADY SHAREHOLDERS, who may join the Plan by making an initial investment of at least $250, up to a maximum of $100,000 per year; and

    - ALL PARTICIPANTS IN THE PLAN, who may invest additional cash amounts of not less than $50 per payment, up to $100,000 per year, to purchase additional shares of common stock.

    Shares of common stock purchased under the Plan will, at the option of Sierra Pacific, be:

    -  newly issued shares; or

    - shares purchased in the open market by an independent agent of Sierra Pacific.

    This Plan amends and restates the old Common Stock Investment Plan of Sierra Pacific Resources and is the successor to the Stock Purchase and Dividend Reinvestment Plan of Nevada Power Company. Participants in the old Sierra Pacific Plan and the Nevada Power Plan automatically became participants in this Plan upon effectiveness of the merger of Nevada Power with Sierra Pacific.

    Sierra Pacific's common stock is listed on the New York Stock Exchange under the symbol "SRP."

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is             , 1999.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
WHERE YOU CAN FIND MORE INFORMATION........................................................................           2

SIERRA PACIFIC RESOURCES...................................................................................           3

DESCRIPTION OF THE PLAN....................................................................................           3
    Purpose and Benefits...................................................................................           3
    Participation..........................................................................................           4
    Dividends..............................................................................................           6
    Optional Cash Payments.................................................................................           7
    Costs..................................................................................................           7
    Purchases..............................................................................................           8
    Statements/Reports.....................................................................................           9
    Certificates...........................................................................................           9
    Termination of Participant's Account...................................................................          10
    Rejoining The Plan.....................................................................................          10
    Tax Consequences of Plan Participation.................................................................          11
    Other Information......................................................................................          12

USE OF PROCEEDS............................................................................................          15

DESCRIPTION OF CAPITAL STOCK...............................................................................          15

    Common Stock...........................................................................................          15
    Rights Agreement.......................................................................................          16

LEGAL OPINIONS.............................................................................................          17

EXPERTS....................................................................................................          17

                      WHERE YOU CAN FIND MORE INFORMATION

    Sierra Pacific files annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    Our two largest subsidiaries, Nevada Power and Sierra Pacific Power, also file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy those documents at the same offices listed above or retrieve them from the SEC's web site.

    The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose information to you by referring you to those documents. Information incorporated by reference is part of this Prospectus. Later information filed with the SEC updates and supersedes this Prospectus.

    We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

    - Our Registration Statement on Form S-4 dated September 4, 1998, (File No. 333-62895).

    -   Our Annual Report on Form 10-K for the year ended December 31, 1998.

    -   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    -   Our Current Report on Form 8-K filed with the SEC on June   , 1999.

    - Nevada Power's Annual Report on Form 10-K for the year ended December 31, 1998.

    - Nevada Power's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    These filings include important business and financial information which we are not delivering to you. You may request a copy of those filings, other than exhibits, at no cost, by contacting us at:

    Shareholder Relations
    Sierra Pacific Resources
    6100 Neil Road
    P.O. Box 30150
    Reno, Nevada 89520-0400
    (775) 834-3610

                            SIERRA PACIFIC RESOURCES

    Sierra Pacific engages primarily in the energy business through several subsidiaries. Our two largest subsidiaries, Nevada Power and Sierra Pacific Power, are regulated public utilities. Nevada Power provides electricity to the City of Las Vegas and the surrounding area in southern Nevada. Sierra Pacific Power provides electricity to western, central and northeastern Nevada, including the cities of Reno, Sparks, Carson City and Elko, and to the Lake Tahoe area of California. Sierra Pacific Power also provides natural gas and water services to the cities of Reno and Sparks and surrounding areas. Sierra Pacific and Nevada Power merged in June, 1999 and Nevada Power became a subsidiary. As part of the merger, Sierra Pacific Power and Nevada Power agreed to sell their electric generating assets.

    The address of Sierra Pacific is P.O. Box 30150 (6100 Neil Road), Reno, Nevada 89520-0400 (Telephone (775) 834-3610).

                            DESCRIPTION OF THE PLAN

    The following questions and answers contain all of the terms and conditions of the Plan. For additional information concerning the Plan, you may telephone us at (800) 662-7575.

PURPOSE AND BENEFITS

1. WHAT IS THE PURPOSE OF THE PLAN?

    The purpose of the Plan is to promote long-term ownership by existing and new investors in Sierra Pacific by providing a convenient method to purchase shares of its common stock and to reinvest the cash dividends paid.

2. WHAT ARE THE FEATURES OF THE PLAN?

    The Plan offers participants the following features:

    - If you are an existing shareholder, you may enroll in the Plan by participating in the reinvestment feature of the Plan or by using the "share safekeeping" feature of the Plan.

    - If you are not presently a Sierra Pacific shareholder, you may become a participant by purchasing shares through the Plan with an initial cash investment of $250 or more.

    - Once you are a participant in the Plan, you may make additional investments in Sierra Pacific common stock through optional cash investments of at least $50 up to a maximum of $100,000 per year. You can pay by check made payable to "Sierra Pacific Resources."

    - Sierra Pacific will pay dividends on both whole and fractional shares in the Plan and will credit your Plan account with dividends on both your whole and fractional shares.

    - You may request that the dividends on shares held in certificate form or in your Plan account be reinvested to purchase additional Sierra Pacific shares.

    - You may request that the dividends on shares held in your Plan account be paid out to you in cash.

    - You may sell shares held in your Plan account directly through the Plan.

    - You can deposit your Sierra Pacific common stock certificates with the Plan administrator for safekeeping at no cost to you. If you later wish to withdraw your shares from safekeeping, a certificate for your shares will be sent to you, free of charge, upon request. However, certificates for fractional shares will not be issued.

PARTICIPATION

3. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

    Any person who owns Sierra Pacific common stock registered in his or her own name is eligible to participate in the Plan. Beneficial owners of shares held for them in registered names other than their own may participate by having some or all of their shares transferred into their own name.

    If you are not already a shareholder, you may join the Plan by making an initial investment as described under Question 5 and thereafter participating in the Plan.

4. WHEN MAY A PERSON JOIN THE PLAN?

    You may join the Plan at any time.

    If we receive your Authorization Card requesting reinvestment of dividends on or before the record date for the next cash dividend, reinvestment will begin with that cash dividend. We expect that our dividend investment dates will normally fall on or about February 1, May 1, August 1, and November 1, and that dividend payment dates will normally fall on or about 15 days after the record dates.

    If we receive your Authorization Card after any dividend record date, that dividend will be paid in cash and your initial dividend reinvestment will be delayed until the following dividend. For example, if we declare a cash dividend on our common stock payable on August 1, the Authorization Card must be received by us on or before the July 15 record date in order for the dividend paid on August 1 to be reinvested. If we receive your Authorization Card on or after July 16, the dividend paid on August 1 will be sent to you as usual, and your participation in the Plan will begin on the date the next cash dividend on common stock is paid (on or about November 1 in this example).

    If you choose to participate in the Plan by making optional cash payments only, your participation in the Plan will begin on the first Investment Date for optional and initial cash investments following our receipt of your Authorization Card or Enrollment Form and optional cash payment. See Question 15 for a description of Investment Dates for optional cash payments.

5. HOW DOES A NEW INVESTOR JOIN THE PLAN?

    If you are not already a Sierra Pacific shareholder, you must complete an Enrollment Form and send it to Sierra Pacific Resources, Attention: Manager, Stockholder Relations, P.O. Box 30150 (6100 Neil Road), Reno, Nevada 89520. By returning an executed Enrollment Form to us with an initial cash investment of at least $250, up to a maximum of $100,000, you appoint Harris Trust Company of New York (the "Bank") as your agent and direct Sierra Pacific to establish a Plan account for you and apply the initial investment to the purchase of Sierra Pacific common stock. Shares of common stock purchased for your Plan account will not be registered in your name, but will be registered in the name of the Bank or one of its nominees as agent for participants in the Plan. Residents of Arizona and Illinois who are not already shareholders may participate in the Plan by first acquiring one or more shares of common stock outside of the Plan and then completing and returning to the Company an Authorization Card.

    If you acquire additional shares after you become a participant in the Plan which are registered in the name exactly as specified on the Enrollment Form, the original authorization to reinvest dividends will include the new shares, unless you change the investment option selected. If you withdraw shares from your Plan account or wish to change the dividend reinvestment option in effect for the shares held in your Plan account, a separate Authorization Card must be returned to the Company.

6.HOW DOES AN EXISTING SHAREHOLDER JOIN THE PLAN OR CHANGE REINVESTMENT OPTIONS?

    If you are an existing Sierra Pacific shareholder, you must complete an Authorization Form and send it to Sierra Pacific Resources, Attention: Manager, Stockholder Relations, P.O. Box 30150, Reno, Nevada 89520. The Authorization Card allows you to indicate how you wish to participate in the Plan. By completing the Authorization Card, you may indicate whether you want to reinvest your cash dividends under either of the following reinvestment options:

        Full Dividend Reinvestment--Dividends on all shares of common stock registered in your name or held in your Plan account will be automatically applied to purchase additional shares of common stock for your Plan account.

        Partial Dividend Reinvestment--Only the dividends on shares held in your Plan account will be automatically applied to purchase additional shares of common stock for your Plan account. You will continue to receive cash dividends by check on shares held outside the Plan.

        Safekeeping--If you wish to use the Plan only for its share safekeeping feature, you may choose to have dividends on all shares held in your Plan account paid to you by check.

7. WHAT IS THE "SHARE SAFEKEEPING" FEATURE OF THE PLAN?

    You may use the Plan's "share safekeeping" feature to deposit any common stock certificates in your possession with the Plan administrator. Shares deposited will be transferred into the name of the Bank or its nominee and credited to your account under the Plan.

    By using the share safekeeping feature, you no longer bear the risk associated with loss, theft or destruction of stock certificates.

8. HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

    You may change investment options at any time by requesting a new Authorization Card, completing it in full and returning it to us. If you change your options with respect to reinvestment of dividends, we must receive your card on or before the record date for the next dividend payment in order for the change to be effective with respect to that dividend.

DIVIDENDS

9.WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNT
  UNDER THE PLAN?

    Yes. The Plan administrator will automatically reinvest dividends in additional shares (to the fourth decimal point), in accordance with the option you have selected. However, if you have chosen to use only the "share safekeeping" feature of the Plan, dividends on all shares held in your Plan account will be paid to you by check.

10. WHEN WILL DIVIDENDS BE REINVESTED?

    Purchases of common stock directly from Sierra Pacific with reinvested dividends will typically be made on a dividend payment date. We normally pay dividends on our common stock on the first day of the months of February, May, August and November. Shares acquired by the Bank in the open market or through privately negotiated transactions will be purchased beginning soon after the relevant dividend payment date and ending no later than thirty (30) days after the relevant dividend payment date.

11.WHAT HAPPENS IF A PARTICIPANT WHO IS REINVESTING THE CASH DIVIDENDS ON ALL OR
   A PART OF HIS OR HER SHARES OF COMMON STOCK SELLS OR TRANSFERS A PORTION OF THOSE SHARES? WHAT IF THE PARTICIPANT ACQUIRES ADDITIONAL SHARES IN THE OPEN MARKET OR OTHERWISE?

    If you are reinvesting cash dividends on all of your shares and dispose of a portion of those shares, the Bank will continue to reinvest the cash dividends on the remainder of the shares. If you acquire additional shares and the shares are registered in your name exactly as it appears on your Authorization Card or Enrollment Form, the original authorization to reinvest dividends on all shares will include the new shares, unless you change the investment option selected by sending in a new Authorization Card.

    You may receive "partial" dividend reinvestment by holding the portion of your shares for which reinvestment is desired in the Plan and by withdrawing from the Plan the balance of your shares and holding them in certificate form. The Plan does not provide for partial dividend reinvestment in any other manner.

OPTIONAL CASH PAYMENTS

12.IS A PARTICIPANT OBLIGATED TO MAKE OPTIONAL CASH INVESTMENTS?

    No, the optional cash investment feature offers you a convenient opportunity to increase ownership, it is intended to be voluntary only and you are not required to make any cash investments.

13. HOW DOES THE OPTIONAL CASH INVESTMENT WORK?

    If you are already a participant in the Plan, you may invest a minimum of $50 at any time, in shares of Sierra Pacific common stock under the Plan. These optional investments may not exceed $100,000 in any year. Cash payments received by us will be promptly forwarded to a segregated escrow account at a bank until it is invested in shares of Sierra Pacific common stock, typically on the first day of the month following the receipt of the optional cash payment.

    Cash payments will not be accepted by us if you impose any restrictions regarding the number of shares to be purchased, the price at which shares are to be purchased, the timing of the purchase, or what your balance will be following a purchase. In addition, we cannot purchase shares for you without advance payment, nor can we refund any part of your cash payment after shares are purchased. It is not possible for us to tell you in advance how much money to send for the purchase of a full or fractional share because the price per share will not be known at the time an optional cash payment is made.

14. HOW ARE CASH PAYMENTS MADE?

    If you are not already a shareholder of Sierra Pacific, you may enroll in the Plan by enclosing a check with the Enrollment Form. See Question 6. If you are an existing shareholder electing to participate in the Plan by making optional cash payments only, a cash payment must accompany the Authorization Card in order for your participation to begin. After that, you may make optional cash investments only through the use of stock purchase forms sent to you by us as an attachment to your monthly confirmation statements or quarterly summary statements. Payments should be made by check payable to Sierra Pacific Resources.

    Only one cash payment may be made in each month, and that payment may be in any amount not less than $50 nor more than $100,000. You do not need to make an optional cash investment each month; and you are not obligated to make the same optional cash investment every time.

15.WHEN WILL OPTIONAL OR INITIAL CASH INVESTMENTS BE USED TO PURCHASE COMMON
   STOCK?

    The Investment Date for optional and initial cash investments will be the first day of each month, except for months in which a cash dividend on common stock is paid, when the Investment Date will be the dividend payment date. Shares acquired in the open market or through privately negotiated transactions using initial or optional cash investments will be purchased beginning soon after the relevant Investment Date and ending no later than thirty (30) days after the relevant Investment Date.

    We may for administrative purposes, when purchasing shares from newly issued common stock, issue shares on or as of a date up to one week after the relevant Investment Date.

    NO INTEREST WILL BE PAID ON OPTIONAL OR INITIAL CASH INVESTMENTS HELD IN ESCROW. THEREFORE, YOU ARE ENCOURAGED TO MAIL YOUR OPTIONAL AND INITIAL CASH INVESTMENTS SO AS TO REACH SIERRA PACIFIC AS CLOSE AS POSSIBLE TO BUT NOT LATER THAN ONE BUSINESS DAY BEFORE EACH INVESTMENT DATE. ALL PAYMENTS RECEIVED BY US ON OR AFTER AN INVESTMENT DATE WILL BE HELD IN ESCROW AT A BANK IN A SEGREGATED ACCOUNT FOR INVESTMENT IN THE FOLLOWING MONTH.

COSTS

16. WHAT COSTS DO PARTICIPANTS PAY?

    You will incur no brokerage commissions or service charges for purchases of newly issued shares of common stock made under the Plan. The price of shares of common stock purchased under the Plan on the open market will include a brokerage commission of $0.06 per share. If you sell your shares through the Plan, you will be charged a brokerage commission of $0.06 per share. All other costs of administration of the Plan are paid by Sierra Pacific.

PURCHASES

17. WILL THE PLAN PURCHASE SHARES IN THE OPEN MARKET?

    All common stock purchases under the Plan may be made, at Sierra Pacific's option, either (a) through open market purchases of common stock or (b) from newly issued common stock. Sierra Pacific may not change from one manner of purchase to the other more than once in any three (3) month period and only if the board of directors or chief financial officer of Sierra Pacific determines that Sierra Pacific's need to raise additional capital has changed or that there is another valid reason for the change, such as an action by a state or federal regulatory agency recommending or requiring a change in the capital structure of Sierra Pacific or any of its major subsidiaries.

    Common stock purchased under the Plan on the open market will be purchased by the Bank. Subject to certain limitations, the Bank has full discretion as to all matters relating to open market purchases, including:

    - determination of the number of shares to be purchased on any day or at any time of day,

    - the price paid for the shares,

    - the markets on which the shares are purchased, and

    - the persons from or through whom purchases are made.

18. WHAT PRICE WILL PARTICIPANTS PAY FOR SUCH SHARES?

    The price at which shares will be purchased with reinvested dividends or optional and initial cash investments will be 100 percent of the market price. The market price will be determined as follows:

    - in the case of newly issued shares purchased from Sierra Pacific, the market price will be the closing price of the Sierra Pacific's common stock on the New York Stock Exchange composite tape, as published in THE WALL STREET JOURNAL for an Investment Date. If the New York Stock Exchange is closed on any Investment Date, the closing price on the most recently preceding trading date will be used as the market price.

    - in the case of shares purchased on the open market, the market price will be determined by dividing the total cost (including brokerage commissions) of all shares purchased with reinvested dividends or optional and initial cash investments during the applicable investment period by the total number of shares purchased during that investment period.

19. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

    The number of shares to be purchased for each participant depends upon:

    - the amount of dividends payable,

    - whether full or partial reinvestment has been selected,

    - the amount of optional or initial cash investments made, and

    - the market price of the common stock.

    The total amount to be invested will be used to purchase as many full and fractional shares (to four decimal places) as can be purchased at the purchase price. Where dividends are payable to foreign participants subject to income tax withholding or to Plan participants subject to backup withholding, only the remainder of the dividends will be reinvested in additional shares. See Question 35.

STATEMENTS/REPORTS

20.WHEN AND HOW WILL PARTICIPANTS BE ADVISED OF THEIR PURCHASE OF STOCK?

    Soon after each purchase for your Plan account, we will mail a statement to you advising you of the investment. You will also be sent a statement of your account soon after each dividend payment date. THESE STATEMENTS ARE YOUR CONTINUING RECORD OF COST INFORMATION AND SHOULD BE RETAINED FOR TAX PURPOSES.

    You will receive copies of any amendments or supplements to this prospectus in which modifications are made to the Plan, as well as copies of the same communications sent to every other holder of shares of common stock, including Sierra Pacific's quarterly reports, annual report, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

CERTIFICATES

21. ARE CERTIFICATES ISSUED FOR THE SHARES PURCHASED?

    Certificates for shares of common stock purchased under the Plan will not be issued, unless you so request or your account is terminated. Instead, certificates will be issued by Sierra Pacific to the Bank to be held for the Plan accounts of participants. The number of shares credited to your account under the Plan will be shown on your quarterly statement. This procedure provides protection against loss, theft or inadvertent destruction of stock certificates and permits the ownership of fractional shares by participants.

    At any time, certificates for any number of whole shares credited to your account under the Plan will be issued upon your written request to Sierra Pacific Resources, Attention: Manager, Shareholder Relations, P.O. Box 30150 (6100 Neil Road), Reno, Nevada 89520. Any remaining full shares and fraction of a share will continue to be credited to your Plan account.

    Shares held in your Plan account may not be pledged. If you wish to pledge any shares, you must request that a certificate for those shares be issued in your name.

    Certificates for fractional shares will not be issued under any circumstances.

22. IN WHOSE NAME WILL CERTIFICATES BE ISSUED?

    Your Plan account will be maintained in the name(s) in which your shares of common stock are registered. Each Plan account of a participating investor who is not already a shareholder at the time of enrollment will be maintained in the name(s) specified on the Enrollment Form. If certificates for shares held under the Plan are later issued, the certificates will be issued in those names.

TERMINATION OF PARTICIPANT'S ACCOUNT

23. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

    You may withdraw from the Plan at any time. In order to withdraw from the Plan, you must notify us in writing. That notice should be sent to Sierra Pacific Resources, Attention: Manager, Shareholder Relations, P.O. Box 30150 (6100 Neil Road), Reno, Nevada 89520. You can provide the notice by filling in the appropriate information on the tear-off portion of the quarterly statement and returning that portion of the statement to us. Your withdrawal will take effect when the notice is received by us. However, withdrawal notices received during the 25 day period prior to a cash dividend payment date will not take effect until the day following that dividend payment date.

    After your withdrawal, all cash dividends will be paid by check to you unless you re-enroll in the Plan and elect to reinvest the dividends, which may be done at any time.

    Upon receipt by us from proper authority of notice of a participant's death or incompetence, we will treat the participant as having withdrawn from the Plan. When a participant withdraws from the Plan, or upon termination of the Plan by Sierra Pacific, certificates for whole shares credited to a participant's account under the Plan will be issued to the withdrawing participant and a cash payment will be made for any fraction of a share within 30 days of receipt of the notice of withdrawal.

    You may indicate in the notice of withdrawal that all of the shares, both whole and fractional, in your Plan be sold. The sale will be made on the open market within five business days after notification by Sierra Pacific to the Bank and will be made through an independent fiduciary institution which may be the Bank. The proceeds of the sale, less any brokerage commission and any transfer tax, will be sent to you. Upon withdrawal from the Plan, any uninvested optional cash payments will be returned to you.

24.WHAT HAPPENS TO THE FRACTIONAL SHARES WHEN THE PLAN IS TERMINATED, OR WHEN A
   PARTICIPANT REQUESTS A CERTIFICATE FOR WHOLE SHARES BUT WISHES TO EITHER REMAIN IN THE PLAN OR TERMINATE THE PARTICIPANT'S ACCOUNT UNDER THE PLAN?

    As long as you remain in the Plan and own, either directly or in your Plan account, one full share, any fractional share balance will continue to be maintained and credited to your account.

    When your account is terminated or if we terminate the Plan, a check representing the fractional share will be mailed directly to you. The payment will be made by us based on the market price of shares of Sierra Pacific's common stock at the time of termination.

REJOINING THE PLAN

25. WHEN MAY A SHAREHOLDER OR OTHER INVESTOR REJOIN THE PLAN?

    Generally, you may again become a participant at any time. However, we reserve the right to reject any Authorization Card or Enrollment Form from a previous participant on the grounds of excessive joining and termination. We do this to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term investment service.

TAX CONSEQUENCES OF PLAN PARTICIPATION

26.WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

    Under current federal income tax laws, reinvested cash dividends will be taxed as ordinary income to the extent that the cash dividend would have been ordinary income to the shareholder. A cash dividend would be ordinary income to the extent that the dividend is paid out of our earnings and profits, with any remaining amount treated first as a return of capital to the extent of the participant's tax basis in our shares and thereafter, generally, as capital gain. Dividend reinvestment does not relieve a participant of any income tax payable on the dividends. Assuming, as is anticipated, that we will have sufficient earnings and profits in the year in which any dividend is paid, a participant whose dividends are reinvested under the Plan will be treated as having received, as a dividend, an amount equal to the fair market value on the dividend payment date of the shares acquired through such reinvestment. That value will be based on 100% of the market price for the common stock on the dividend payment date (less, in the case of shares acquired through open market purchases, the amount attributable to brokerage commissions). The participant's year-end statement will indicate the total amount of dividends paid on shares held for the participant's Plan account. We will send a separate statement on Form 1099-DIV reporting dividends paid on all shares registered in the participant's name. In the case of a stockholder who is subject to back-up withholding tax on dividends, or a foreign stockholder whose dividends are subject to withholding, the amount of the tax withheld will be deducted from the amount of the dividends, and only the net amount will be reinvested in common stock.

    The tax basis for common stock purchased with reinvested dividends will equal 100% of the fair market value on the dividend payment date of the shares purchased. The tax basis of shares purchased with any initial or optional cash investment will be the amount of the initial or optional cash investment, including brokerage commissions paid in order to acquire the shares.

    A participant's holding period for shares of common stock acquired through the Plan will begin on the day following the purchase of the shares.

    Upon withdrawal from or termination of the Plan, a participant will not receive any taxable income upon the receipt of certificates for whole shares which have previously been credited to the participant's account under the Plan. However, a participant who receives, upon termination of the participant's Plan account, a check for a fraction of a share will realize a gain or loss with respect to such fraction. See Question 24. Gain or loss will generally also be realized by the participant when whole shares are sold either pursuant to the participant's request upon withdrawal from the Plan, or when whole shares are sold or exchanged by the participant after the shares have been withdrawn from the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share, and the tax basis thereof.

    Participants are advised to consult their own tax advisor to determine the particular federal, state and local tax consequences of their participation in and disposition of shares purchased under the Plan.

27. WHAT ARE THE STATE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

    State income tax consequences vary from jurisdiction to jurisdiction, and are not necessarily the same as federal income tax consequences. Participants should consult their own tax advisor concerning state income tax treatment.

OTHER INFORMATION

28.WHAT IS THE EFFECT ON A PARTICIPANT'S PLAN ACCOUNT IF THE PARTICIPANT
   TRANSFERS ALL SHARES REGISTERED IN HIS OR HER NAME HELD OUTSIDE OF THE PARTICIPANT'S PLAN ACCOUNT?

    None, so long as you have at least one full share remaining in your Plan account. We will continue to reinvest the dividends on the shares in your Plan account until notified by you that you wish to withdraw from the Plan and the withdrawal takes effect. We will send you a check if only a fractional share remains in your Plan account.

    If you wish to dispose of your entire interest in Sierra Pacific, you must separately arrange with us to dispose of your shares held in the Plan as described in Question 23.

29.HOW WILL THE STOCK PURCHASE RIGHTS ON SHARES HELD UNDER THE PLAN BE HANDLED?

    We are a party to a Rights Agreement under which a stock purchase right was distributed to each holder of common stock outstanding on October 31, 1989, and one right has been and will continue to be issued for each share of common stock issued after that subject to the terms of the Rights Agreement. Until the rights become exercisable under the Rights Agreement, the rights will be evidenced by the certificates or Plan shares for the associated common stock, and no separate certificate will be issued to represent the rights. For a general description of the terms of the Rights Agreement, see "DESCRIPTION OF CAPITAL STOCK--Rights Agreement.

30.WHAT HAPPENS IF SIERRA PACIFIC ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
   SPLIT?

    Any stock dividends or split shares distributed by us on shares held in the Plan will be credited to your Plan account. Stock dividends or split shares distributed on shares held directly by you will be mailed directly to you in the same manner as to shareholders not participating in the Plan.

31.HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT ANNUAL OR SPECIAL MEETINGS
   OF SHAREHOLDERS?

    You will receive a single proxy card covering the total number of shares held by you in certificate form plus the total number of full shares credited to your Plan account. If a properly signed proxy card is returned to us and not revoked prior to the time of voting, your shares will be voted as directed on the proxy card. If a proxy card is returned properly signed, but without indicating instructions as to the manner shares are to be voted with respect to any item, the shares will be voted in accordance with the recommendations of our management. If the proxy card is not returned, or if it is returned unexecuted or improperly executed, the shares covered will not be voted unless you or your duly appointed representative votes in person at the meeting.

    If the Bank holds shares purchased on the open market which the Bank has the power to vote and which have not been allocated to your Plan account by the applicable record date for a meeting, then those shares will be voted by the Bank on each matter in the same proportion as the other shares voting by proxy or in person at the meeting have voted on that matter.

32. MAY THE PLAN BE CHANGED OR DISCONTINUED?

    We reserve the right to suspend, modify or terminate the Plan at any time. Notice of any suspension, modification or termination will be sent to all participants. We also reserve the right to suspend the Plan, without notice, for limited periods of time (not to exceed 90 days in any case) during or in anticipation of:

    - public offerings of our common stock,

    - pending our filing with the Securities and Exchange Commission of any report or statement pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934,

    - pending any proposed amendment of or supplement to this prospectus or to the Registration Statement of which this prospectus is a part, or

    - which we think is advisable for any other reason. If any suspension continues for longer than 15 days, the Bank will promptly return any moneys received from participants but not applied and will advise participants when the suspension is terminated.

33. WHAT IS THE RESPONSIBILITY OF SIERRA PACIFIC UNDER THE PLAN?

    We administer the Plan, receive all optional cash investments from Plan participants and forward them promptly for deposit in a segregated escrow account at a federally-insured bank where they are held until investment. We also:

    - maintain continuing records of each participant's Plan account,

    - advise participants as to all transactions in and the status of their Plan accounts, and

    - reconcile the records on a daily basis with those of the transfer agent (the Bank).

    ALL NOTICES FROM SIERRA PACIFIC TO YOU WILL BE ADDRESSED TO YOU AT YOUR LAST ADDRESS OF RECORD WITH SIERRA PACIFIC. YOU SHOULD NOTIFY US PROMPTLY IN WRITING OF ANY CHANGE OF ADDRESS.

    We or our agent in administering the Plan will not be liable for any act done in good faith or for any good faith failure to act, including any claim or liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of the participant's death. The foregoing limitation does not apply to violations of the federal securities laws.

    You should recognize that we cannot guarantee a profit or protect against a loss on the shares purchased under the Plan.

34.WHO BEARS THE RISK OF MARKET PRICE FLUCTUATIONS IN SIERRA PACIFIC'S COMMON
   STOCK?

    An investment in shares held in your Plan account is no different than an investment in directly-held shares in this regard. You bear the risk of loss and the benefit of gain from market price changes on all of your shares.

    When selling your shares you should be aware that the common stock price may rise or fall during the period between a request for sale, its receipt by us, and the ultimate sale in the open market by the Bank.

    Neither we nor the Bank can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

35.WHAT PROVISION IS MADE FOR FOREIGN SHAREHOLDERS WHOSE DIVIDENDS ARE SUBJECT
   TO INCOME TAX WITHHOLDING?

    In the case of participating foreign holders of common stock whose dividends are subject to United States income tax withholding, we will apply an amount equal to the dividends to be reinvested, less the amount of tax required to be withheld, to the purchase of shares of common stock. The quarterly statements confirming purchases made for such foreign participants will indicate the amount of tax withheld.

    Optional cash payments received from foreign shareholders must be in United States dollars and will be invested in the same manner as payments from other Participants.

                                USE OF PROCEEDS

    The net proceeds from the sale by us of our common stock under the Plan will be used to make additional investments in our subsidiaries and for other general corporate purposes. The amounts of additional investments in the subsidiaries will depend upon various factors, including their future earnings and construction programs. The subsidiaries propose to use the funds received to fund construction, to reduce indebtedness and for other general corporate purposes. We are unable to estimate the number of shares of Sierra Pacific common stock that ultimately will be sold pursuant to the Plan or the prices at which the shares will be sold.

                          DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock consists of 250,000,000 shares of common stock, $1.00 par value per share. The following statements summarize certain relevant provisions of, and are qualified in their entirety by reference to, our Articles of Incorporation and the laws of the State of Nevada.

COMMON STOCK

    All shares of common stock participate equally with respect to dividends and rank equally upon liquidation. Each share of common stock is entitled to one vote per share at all meetings of shareholders. The common stock has no preemptive rights and does not have cumulative voting rights.

    The Board of Directors is classified, consisting of three classes of equal (or nearly equal) membership serving staggered three-year terms. The vote of the holders of two-thirds of the issued and outstanding shares of common stock is required to remove a director or directors from office or to amend the provisions of the Articles of Incorporation relating to election and removal of directors, unless, in the case of such an amendment, two-thirds of the Board of Directors approves the amendment, in which case the approval of the holders of a majority of the outstanding common stock is required.

    The vote of the holders of two-thirds of the issued and outstanding shares of common stock, in addition to any class vote required by law, is required to effect certain mergers, sales of assets or stock issuances involving Sierra Pacific and any holder of more than 10 percent of the common stock, unless certain "fair price" criteria and procedural requirements are satisfied or the transaction is approved by a majority of the directors (excluding any director affiliated with such 10 percent stockholder). The vote of the holders of two-thirds of the issued and outstanding shares of common stock is required to amend these "fair price" provisions.

    Except as described above, we may amend our Articles of Incorporation upon the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock.

    In the event of any liquidation, dissolution or winding-up of Sierra Pacific, the holders of common stock are entitled to receive pro rata the assets and funds of Sierra Pacific remaining after satisfaction of all of its creditors.

    Our transfer agent and registrar is Harris Trust Company of New York.

RIGHTS AGREEMENT

    We are a party to a Rights Agreement which is designed to deter

    - partial and two-tier tender offers,

    - stock accumulation programs, and

    - other coercive tactics which might be used to gain control of Sierra Pacific without giving the Board of Directors the opportunity to negotiate on behalf of our stockholders.

    Under the Rights Agreement, one stock purchase right was distributed to the holders of each share of common stock outstanding on October 31, 1989. One right has been, and will continue to be, issued for each share of common stock issued since that date.

    Each right entitles its holder to purchase from Sierra Pacific one share of common stock at a purchase price of $70.00 per share under specific circumstances. That purchase price may be adjusted under the terms of the Rights Agreement.

    PRIOR TO A DISTRIBUTION DATE,

    - the rights will be evidenced by the certificates for the associated common stock,

    - no separate rights certificates will be issued, and

    - the rights will not be exercisable.

    FOLLOWING A DISTRIBUTION DATE, the rights will

    - trade separately from the common stock, and

    - be evidenced by separate rights certificates.

    Until a right is exercised, its holder will have no rights as a stockholder of Sierra Pacific solely as a result of holding the right. The rights will expire on October 31, 1999 unless they are exercised in connection with a transaction of the type described below or unless the Company exchanges or redeems them earlier in the manner described below. The Board of Directors of the Company may decide to extend, amend or terminate the Rights Agreement following October 31, 1999. Any action by the Board of Directors affecting the Rights Agreement will be described in our reports filed with the SEC.

    The Rights Agreement provides that a DISTRIBUTION DATE will occur upon the earlier of:

    - 10 days following a public announcement that a person or group of affiliated or associated persons, other than Sierra Pacific and its affiliates (an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding common stock, or

    - 10 business days, or a later date determined by a majority of the Sierra Pacific's Board of Directors, following the commencement of, or a public announcement of an intention to make, a tender or exchange offer if, upon the consummation the tender or exchange offer, the Acquiring Person would be the beneficial owner of 15 percent or more of the outstanding common stock.

    If at any time following a Distribution Date,

    - Sierra Pacific is acquired in a merger or other business combination transaction, or

    - 50 percent or more of its assets or earning power are sold,

each holder of a right will be entitled to receive common stock of the acquiring or surviving company having a value equal to two times the exercise price of the right. This common stock may be obtained by the holder of the right by exercising that right at its then current exercise price.

    If any person, other than Sierra Pacific and its affiliates, becomes the beneficial owner of 15 percent or more of the outstanding shares of common stock, each holder of a right will be entitled to receive common stock, or, in certain circumstances, cash, property or other securities of Sierra Pacific, having a value equal to two times the exercise price of the right. This common stock, cash, property or other securities may be obtained by the holder of the right by exercising the right at its then current exercise price. After any of the transactions referred to in this paragraph occurs, any rights that are, or under circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person will immediately become void. Rights may not be exercised in connection with a tender or exchange offer for all outstanding shares of common stock at a price and on terms which a majority of the Board of Directors determines to be fair on the basis of criteria set forth in the Rights Agreement.

    The Rights Agreement provides that the purchase price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the rights will be adjusted to prevent dilution.

    After an acquiring person acquires beneficial ownership of 15 percent or more of the outstanding common stock and before that acquiring person acquires 50 percent or more of the outstanding common stock, the Board of Directors of Sierra Pacific may exchange the rights, partially or completely, at an exchange ratio of one share of common stock per right. This exchange ratio may be adjusted in particular situations. Rights owned by that Acquiring Person which have become void may not be exchanged.

    Within 10 days after an Acquiring Person has acquired beneficial ownership of 15 percent or more of the outstanding common stock, Sierra Pacific may redeem the rights in whole at a price of $.01 per right. A partial redemption of rights in that situation is not permitted. Immediately after the Board of Directors orders redemption of the rights, the rights will terminate and the only entitlement of the holders of rights will be to receive the redemption price.

                                 LEGAL OPINIONS

    The legality of the common stock offered by this prospectus is being passed upon for Sierra Pacific by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts. Matters of Nevada law are being passed upon by Woodburn and Wedge, Reno, Nevada. Choate, Hall & Stewart have relied upon the opinion of Woodburn and Wedge as to matters of Nevada law.

                                    EXPERTS

    The consolidated financial statements incorporated in this Registration Statement by reference from the Annual Reports on Form 10-K of Sierra Pacific for the year ended December 31, 1998 and December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements incorporated in this Registration Statement by reference from the Annual Reports on Form 10-K of Nevada Power for the year ended December 31, 1998 and December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                            SIERRA PACIFIC RESOURCES

                          COMMON STOCK INVESTMENT PLAN

                              5,000,000 SHARES OF

                                  COMMON STOCK

                           PAR VALUE, $1.00 PER SHARE

                                 --------------

                                   PROSPECTUS

                                 --------------

                                         , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the Offering described in this Registration Statement.

SEC Registration Fee....................................................  49,866.25

Legal fees and expenses.................................................  25,000.00*

Accounting fees and expenses............................................   7,500.00*

Printing and engraving expenses.........................................   8,000.00*

Miscellaneous...........................................................   5,000.00*
                                                                          ---------

      Total Expenses....................................................  $95,366.25*
                                                                          ---------
                                                                          ---------

------------------------

*   Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Nevada Revised Statutes provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending or threatened action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation.

    Sierra Pacific's Articles of Incorporation provides in substance that Sierra Pacific will indemnify each of its directors and officers and former directors and officers against expenses necessarily incurred in connection with the defense of any action, suit or proceeding in which he or she is made a party by reason of being or having been a director or officer of Sierra Pacific, except in relation to matters as to which he or she shall be adjudged liable for negligence or misconduct.

    Sierra Pacific has purchased insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

    See "Item 17. Undertakings" for a description of the Securities and Exchange Commission's position regarding such indemnification provisions.

ITEM 16. EXHIBITS

    See Index to Exhibits immediately preceding the Exhibits included as part of this Registration Statement.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 30 day of April, 1999.

                                SIERRA PACIFIC RESOURCES

                                By:  /s/ MALYN K. MALQUIST
                                     -----------------------------------------
                                     Malyn K. Malquist, Chairman,
                                     President and Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Malyn K. Malquist, William E. Peterson and William C. Rogers and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                       TITLE                        DATE
------------------------------  ---------------------------  -------------------

/s/ MALYN K. MALQUIST           Chief Executive Officer,
------------------------------  President                    April 30, 1999
Malyn K. Malquist               and Director

/s/ MARK A. RUELLE              Senior Vice President,
------------------------------  Chief Financial Officer      April 30, 1999
Mark A. Ruelle                  and Treasurer

/s/ EDWARD P. BLISS             Director
------------------------------                               April   , 1999
Edward P. Bliss

SIGNATURE                       TITLE                        DATE
------------------------------  ---------------------------  -------------------

/s/ RICHARD N. FULSTONE         Director
------------------------------                               April 30, 1999
Richard N. Fulstone

/s/ KRESTINE M. CORBIN          Director
------------------------------                               April 30, 1999
Krestine M. Corbin

/s/ JAMES L. MURPHY             Director
------------------------------                               April 30, 1999
James L. Murphy

/s/ HAROLD P. DAYTON, JR.       Director
------------------------------                               April 30, 1999
Harold P. Dayton, Jr.

/s/ JAMES R. DONNELLEY          Director
------------------------------                               April 30, 1999
James R. Donnelley

/s/ DENNIS E. WHEELER           Director
------------------------------                               April 30, 1999
Dennis E. Wheeler

/s/ ROBERT B. WHITTINGTON       Director
------------------------------                               April 30, 1999
Robert B. Whittington

/s/ T.J. DAY                    Director
------------------------------                               April 30, 1999
T.J. Day

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------

       4.1   Restated Articles of Incorporation filed October 5, 1990 (previously filed as Exhibit 3 to the
             Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1990, and incorporated herein by reference).

       4.2   Rights Agreement dated as of October 13, 1989 between the Company and Bank of America N.T. & S.A., including form of Rights Certificate (previously filed as Exhibit No 1 to the Company's Form 8-K
             Current Report dated October 30, 1989, and incorporated herein by reference).

      *5.1   Opinion and Consent of Choate, Hall & Stewart (a partnership including professional corporations), special counsel to the Registrant.

      *5.2   Opinion and Consent of Woodburn and Wedge, special counsel to the Registrant.

     *15.1   Letters of Deloitte & Touche LLP regarding unaudited interim financial information.

     *23.1   Consents of Deloitte & Touche LLP.

     *23.2   Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

     *23.3   Consent of Woodburn and Wedge (included in Exhibit 5.2).

      24.1   Power of Attorney (reference is made to the Signature Page of this Registration Statement).

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*   To be filed by amendment.